Exhibit 10.2

WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. SWK – CS – 1	December 21, 2021

Biotricity Inc.

Common Stock Purchase Warrant

THIS CERTIFIES THAT, for value received, SWK FUNDING LLC, or its registered assigns (the “Purchaser”), is entitled to subscribe for and purchase from Biotricity Inc., a Nevada corporation (the “Company”), at any time commencing on December 21, 2021, and expiring on December 21, 2028 (the “Warrant Exercise Term”), the Shares at the Exercise Price (each as defined in Section 1 below).

This Warrant is issued in connection Credit Agreement by and among the Company, as Borrower, the Purchaser, as Agent, and the financial institutions party thereto from time to time as Lenders, dated as of even date herewith.

This Warrant is subject to the following terms and conditions:

1. Shares. The Purchaser has, subject to the terms set forth herein, the right to purchase, at any time during the Warrant Exercise Term, up to 57,536 shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), at a per share exercise price of $6.26 (the “Exercise Price”). The Exercise Price is subject to adjustment as provided in Section 3 hereof.

2. Exercise of Warrant.

(a) Exercise. This Warrant may be exercised by the Purchaser at any time during the Warrant Exercise Term, in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Purchaser to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer of immediately available funds or by check payable to the order of the Company, or via Cashless Exercise (as defined below), of the amount obtained by multiplying the number of Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”). For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2(a) shall have been made.

(b) Cashless Exercise. In addition to the provisions of Section 2(a) above, the Purchaser may, in its sole discretion, exercise all or any part of this Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company (1) the Notice of Exercise and (2) the original Warrant, pursuant to which the Purchaser shall surrender the right to receive upon exercise of this Warrant the full number of Warrant Shares set forth in Section 1 hereof and instead, without cash payment, shall receive a number of Warrant Shares calculated by using the following formula:

X	=	Y (A - B)
A

with:	X =	the number of Warrant Shares to be issued to the Purchaser

	Y =	the number of Warrant Shares with respect to which the Warrant is being exercised

	A =	the fair value per share of Common Stock on the date of exercise of this Warrant

	B =	the then-current Exercise Price of the Warrant

Solely for the purposes of this paragraph 2(b), “fair value” per share of Common Stock shall mean (A) the average of the closing sales prices, as quoted on the primary national or regional stock exchange on which the Common Stock is listed, or, if not listed, on the Nasdaq Market if quoted thereon, on the twenty (20) consecutive Trading Days (as defined below) immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company, or (B) if the Common Stock is not publicly traded as set forth above, as reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Purchaser, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(c) Issuance of Certificates. As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 2(a) or 2(b) hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Purchaser (i) a certificate or certificates for the number of validly issued, fully paid and non-assessable Shares to which the Purchaser shall be entitled upon such exercise and, if applicable, (ii) a new warrant of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Purchaser. The Purchaser shall for all purposes hereof be deemed to have become the Purchaser of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2(a) or 2(b) hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open. Warrant Shares purchased hereunder shall be transmitted by the transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Purchaser or (B) the shares are eligible for resale by the Purchaser without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Purchaser in the Notice of Exercise by the date that is three (3) Trading Days (as defined below) after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) surrender of this Warrant (if required). “Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing), the OTC Bulletin Board or OTC Markets, Inc.

2

(d) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Purchaser for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

3. Adjustment of Exercise Price and Number of Shares.

(a) Adjustment for Reclassification, Consolidation or Merger. If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or a reverse merger in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity in one transaction or a series of related transactions (any of the events in (i) through (iii), a “Corporate Transaction”), then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Purchaser, all necessary or appropriate lawful provisions shall be made so that the Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3. If the per share consideration payable to the Purchaser for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors (the “Board of Directors”). The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, mergers, consolidations, sales and transfers and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Purchaser after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Warrant.

(b) Adjustments for Split, Subdivision or Combination of Shares. If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately decreased.

3

(c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

(d) Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Purchaser at the address of such Purchaser as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

(e) Notices Regarding Books Closure, Dividends, Subscription Offers and Certain Voting Rights. The Company will give written notice to the Purchaser at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock or (B) for determining rights to vote with respect to any Corporate Transaction, dissolution or liquidation. Such written notice shall include a reasonable description of such Corporate Transaction, the expected date of the consummation of such transaction or event, and the fair market value payable, as well as the number of Shares issuable upon exercise of the Warrant if issued upon a Cashless Exercise pursuant to Section 2(b) in connection with such transaction or event. Without prejudice to the foregoing, the Purchaser shall be entitled to the same rights to receive notice of all other corporate action as any holder of Common Stock.

4. Notices. All notices, requests, consents and other communications required or permitted under this Warrant shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) on the business day of delivery if send by facsimile transmission, in each case to the intended recipient as set forth below:

If to the Company to:

Biotricity Inc.

275 Shoreline Drive, Suite 150

Redwood City, California 94065

Attention: Waqaas Al-Siddiq

E-Facsimile: walsiddiq@biotricity.com

4

With a copy (that shall not constitute notice) to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Attention: David B. Manno, Esq.

Facsimile: (212) 930-9725

If to the Purchaser to:

SWK Funding LLC

14755 Preston Road, Suite 105

Dallas, Texas 75254

Attention: Winston Black

E-Facsimile: wblack@swkhold.com

With a copy (that shall not constitute notice) to:

Holland & Knight LLP:

98 San Jacinto Boulevard, Suite 1900

Austin, Texas 78701

Attention: Paul W. Smith

Facsimile: (512) 472-7473

Either party may give any notice, request, consent or other communication under this Warrant using any other means (including personal delivery, messenger service, facsimile transmission, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 4.

5. Legends. Each certificate evidencing the Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6. Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 5 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Shares evidenced by such certificate will not violate the Act or any applicable state securities laws.

5

7. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round up, as nearly as practicable to the nearest whole Share, the number of Shares to be issued. This Warrant may only be exercised for whole shares.

8. Rights of Stockholders. Except as expressly provided in Section 3(c) hereof, the Purchaser, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

9. Registration Rights. In the event that the Company, at any time on or after January 15, 2021 and prior to the termination of this Warrant, proposes to file on behalf of any stockholder or warrantholder of the Company a registration statement under the Act on any form (other than a registration statement on Form S-4 or Form S-8) for shares or warrant shares held by any stockholder or warrantholder, the Company shall provide written notice to the Purchaser as soon as practicable of such proposed filing, but in no event shall such written notice be given to the Purchaser later than ten (10) days prior to the date that the Company intends to file such registration statement, and, subject to the receipt by the Company of any information of the Purchaser reasonably required to be included in the registration statement, the Purchaser shall have the right, in its discretion, to include the Shares of the Purchaser in such registration statement at the Company’s expense; provided, however, that the Purchaser shall have no such right with respect to any Shares that cannot be registered on such registration statement, as a result of the rules and regulations of the Securities and Exchange Commission. The Purchaser shall not, in connection with any such registration, provide any information to the Company that contains any untrue statement of a material fact or fail to state a material fact required to be stated or necessary to make the statements provided to the Company not misleading, in light of the circumstances in which they were made.

10. Miscellaneous.

(a) This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of law rules.

(b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c) The covenants of the respective parties contained herein shall survive the execution and delivery of this Warrant.

(d) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Purchaser and of the Shares issued or issuable upon the exercise hereof.

(e) This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(f) The Company shall not, by amendment of the Certificate of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser contained herein against impairment.

(g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Purchaser, in lieu thereof, a new Warrant of like date and tenor.

(h) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Purchaser.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Biotricity Inc.

By:
Name:	Waqaas Al-Siddiq
Title:	Chief Executive Officer

7